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                                                                    Exhibit 23.6

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement of Mace Security International, Inc. on Form S-3 (Registration No. 333-87981) to be filed on or about December 23, 1999 with respect to the combined financial statements of American Wash Services, Inc. included in Mace Security International, Inc.'s Current Report on Form 8-K dated July 1, 1999 (as amended on September 13, 1999 on Form 8-K/A) and our report dated June 30, 1999 with respect to the combined financial statements of Stephen
B. Properties and Stephen Bulboff Real Estate included in Mace Security International Inc.'s Current Report on Form 8-K dated July 1, 1999 (as amended on September 13, 1999 on Form 8-K/A), both filed with the Securities and Exchange Commission.


Rosemont, Pennsylvania                   /s/ Burton Segal & Company
December 20, 1999                        --------------------------